For Immediate Release

BENEFICIENT REPORTS RESULTS FOR FIRST QUARTER FISCAL 2025
Maintained Cost Efficient Operating Profile
New Machine Automated Pricing System Enhances Portfolio Growth Capabilities in Support of Multi-Billion Dollar Liquidity and Primary Capital Product Launch
Dallas, TX. – August 14, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled financial services holding company that provides liquidity and related trust and custody services to holders of alternative assets, today reported its financial results for the fiscal 2025 first quarter, which ended June 30, 2024.
Commenting on the fiscal 2025 first quarter results, Beneficient management said: “Our financial results improved on a sequential basis resulting in our first profitable quarter as a public company. We continue to position Ben as the leading solution for liquidity and primary capital in large and growing private investment markets, and are now seeking to further build on this success through a growing pipeline of general partners and other investors interested in our Preferred Liquidity Provider Program, offered through our GP Solutions group. By executing on these opportunities, we believe our investors can benefit from both the services we provide as well as the underlying performance of our assets held in trust, which include some of the most exciting and sought after names in private equity. In support of this effort, Ben’s Board of Directors has authorized the ExchangeTrust Product Plan of up to $5 billion of fiduciary financings to Customer ExAlt Trusts through ExchangeTrust transactions using an automated pricing system.
“The recently announced integration of our machine automated pricing systems (also known as “MAPS”) into AltAccess, Ben’s automated, efficient and transparent fin-tech platform, is intended to enable the rapid processing of a higher volume of liquidity and primary capital transactions. We expect MAPS will allow the timeframe for these transactions to be reduced from more than 15 months with traditional underwriting to now as little as 15 days. Concurrent to the launch of MAPS, we have now re-entered the market with a dedicated sales, marketing, and advertising campaign intended to create new product activity with our prospective customers based on our MAPS capabilities.”
First Quarter Fiscal 2025 and Recent Highlights (for the quarter ended June 30, 2024 or as noted):
•Reported investments with a fair value of $331.4 million, up from $329.1 million at the end of our prior fiscal year, served as collateral for Ben Liquidity's net loan portfolio of $255.9 million and $256.2 million, respectively.
•Maintained the GP Preferred Liquidity Provider Program at 20 funds and $1.5 billion in committed capital compared to 7 participating funds with $300 million in committed capital at December 31, 2022.
•Revenues were $10.0 million in the first quarter of fiscal 2025 as compared to $(2.7) million in the same quarter of fiscal 2024.
•Operating expenses contributed to profitability by being $(34.3) million, due to the release of a loss contingency accrual of $55.0 million and a non-cash goodwill impairment of $3.4 million, as compared with 1Q24 operating expenses of $1,153.2 million, which included a non-cash goodwill impairment of $1,096.3 million.
•Excluding the non-cash goodwill impairment and the loss contingency accrual release in each period, as applicable, operating expenses were $17.3 million in the first quarter of fiscal 2025 as compared to $56.9 million in the same period of fiscal 2024.
•Entered into a Purchase Agreement with YA II PN, Ltd. (“Yorkville”), pursuant to which the Company agreed to issue and sell Yorkville convertible debentures issuable in the aggregate principal amount of $4.0 million and warrants to purchase up to 1,325,382 shares of the Company’s Class A common stock at an exercise price of $2.63.
•Announced court ruling to vacate the previously disclosed arbitration award against the Company in the aggregate amount of approximately $55.3 million in compensatory damages, including pre-judgment and post-judgement interest.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben organically develops a balance sheet comprised largely of loans collateralized by a well- diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.
Ben’s balance sheet strategy for ExAlt Loan origination is built on the theory of the portfolio endowment model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.
As of June 30, 2024, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across more than 250 private market funds and approximately 830 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, such as the largest private space exploration company, an innovative software and payment systems provider, a venture capital firm investing in waste-to-energy and clean energy technologies, a technology company providing Net Zero solutions in the production of advanced biofuels, a designer and manufacturer of shaving products, a large online store for women's clothes and other fashionable accessories that has announced intentions to go public, a mobile banking services provider, and others.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of June 30, 2024, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).
As of June 30, 2024. Represents the characteristics of professionally managed funds and investments in the Collateral (defined as follows) portfolio. The Collateral for the ExAlt Loans in the loan portfolio is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances net of any allowance for credit losses, and as of June 30, 2024, the total allowance for credit losses was $311 million, for a total gross loan balance of $566 million and a loan balance net of allowance for credit losses of $256 million.
Business Segments: First Quarter Fiscal 2025
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.
•Ben Liquidity recognized $10.8 million of interest income for the fiscal first quarter, up 1.9% from the quarter ended March 31, 2024, primarily due to a slightly higher carrying value of loan receivables, which was driven by compounding interest, offset by an increase in the allowance for credit losses.
•Operating loss for the quarter was $0.5 million, compared to an operating loss of $29.4 million for the quarter ended March 31, 2024.
•Adjusted operating loss(1) for the quarter was $0.5 million, compared to adjusted operating loss(1) of $29.4 million in the quarter ended March 31, 2024. The decrease in adjusted operating loss(1) was primarily due to lower credit loss adjustments along with lower non-interest operating expenses offset partially by additional interest expense, including non-cash amortization of deferred financing costs.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.
•NAV of alternative assets and other securities held in custody by Ben Custody during the period was $380.7 million, compared to $381.2 million as of March 31, 2024. The decrease was driven by distributions during the period, offset by unrealized gains on existing assets, principally related adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period.
•Revenues applicable to Ben Custody were $5.4 million for the current quarter, compared to $5.6 million for the quarter ended March 31, 2024. The decrease was a result of lower NAV of alternative assets and other securities held in custody at the beginning of the period, when such fees are calculated.
•Operating income for the current quarter was $1.3 million, compared to an operating loss of $50.0 million for the quarter ended March 31, 2024. The increase was primarily due to lower non-cash goodwill impairment in the current quarter of $3.1 million as compared to non-cash goodwill impairment of $28.7 million for the quarter ended March 31, 2024. Additionally, in the quarter ended March 31, 2024, we recognized $25.5 million provision for credit losses related to accrued fees collateralized by securities of our former parent company, compared to no such credit losses in the current quarter.
•Adjusted operating income(1) for the current quarter was $4.4 million, up 10%, compared to adjusted operating income(1) of $4.0 million for the quarter ended March 31, 2024. The increase was primarily due to lower operating expenses offsetting the change in revenue based on lower NAV of alternative assets and other securities held in custody at the beginning of the periods, when such fees are calculated.
Legal Updates
•On July 29, 2024, a Texas State District Court vacated in its entirety a previously disclosed arbitration award against the Company in the aggregate amount of approximately $55.3 million pertaining to a former member of the board of directors of Beneficient Management, L.L.C. who challenged the termination of certain equity awards under two incentive plans. The Company intends to vigorously defend itself should the claimant seek any additional relief.
•On July 1, 2024, the Company and key members of its leadership received termination letters from the SEC advising the Company that the SEC has concluded the investigation related to the Company and Mr. Heppner, Ben’s founder, Chairman, CEO, and a substantial equity owner, and does not intend to recommend an enforcement action by the SEC under the previously issued Wells Notices.
•On May 22, 2024 a Federal Judge in the United States District Court for the Eastern District of Texas ruled in favor of Beneficient, denying the defendant’s motion to dismiss Beneficient’s lawsuit against the Wall Street Journal reporter, Alexander Gladstone, for defamation, noting “the article repeatedly juxtaposes facts and uses provocative language in ways to convey the defamatory gist identified by Plaintiffs” and that Beneficient “repeatedly notified Gladstone of specific factual errors in the article and that Gladstone nevertheless rejected or ignored their corrections to serve his preconceived agenda.” On July 26, 2024, Beneficient filed a motion to add the Wall Street Journal’s publisher, Dow Jones & Co., Inc., as an additional defendant.
Capital and Liquidity
•As of June 30, 2024, the Company had cash and cash equivalents of $4.4 million and total debt of $120.6 million.
•Distributions received from alternative assets and other securities held in custody totaled $7.2 million for the three months ended June 30, 2024, compared to $12.0 million for the same period of fiscal 2024.
•Total investments (at fair value) of $331.4 million at June 30, 2024 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.

Consolidated Fiscal First Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal First Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023	Change % vs. Prior Quarter
GAAP Revenues	$10,046	$(42,957)	$(2,743)	NM
Adjusted Revenues(1)	10,411	(39,717)	823	NM
GAAP Operating Income (Loss)	44,338	(194,861)	(1,155,970)	NM
Adjusted Operating Loss(1)	(4,725)	(58,434)	(24,520)	91.9%
Basic Class A EPS	$12.11		$(440.25)	NM
Diluted Class A EPS	$0.17		$(440.25)	NM
Segment Revenues attributable to Ben's Equity Holders(2)	16,235	16,273	17,127	(0.2)%
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	16,242	16,306	17,849	(0.4)%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	44,864	(195,051)	(1,142,104)	NM
Adjusted Segment Operating Loss attributable to Ben's Equity Holders(1)(2)	$(4,552)	$(36,544)	$(21,029)	87.5%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal First Quarter Results ($ in thousands)	Fiscal 1Q25 As of June 30, 2024	Fiscal 4Q24 As of March 31, 2024	Change %
Investments, at Fair Value	$331,367	$329,119	0.7%
All Other Assets	16,625	22,676	(26.7)%
Goodwill and Intangible Assets, Net	13,312	16,706	(20.3)%
Total Assets	$361,304	$368,501	(2.0)%
Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023	Change % vs. Prior Quarter
Ben Liquidity	$10,849	$10,644	$12,007	1.9%
Ben Custody	5,382	5,573	6,576	(3.4)%
Corporate & Other	4	56	(1,456)	(92.9)%
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$16,235	$16,273	$17,127	(0.2)%

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023	Change % vs. Prior Quarter
Ben Liquidity	$(514)	$(29,443)	$(903,026)	98.3%
Ben Custody	1,287	(49,971)	(189,997)	NM
Corporate & Other	44,091	(115,637)	(49,081)	NM
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$44,864	$(195,051)	$(1,142,104)	NM
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023	Change % vs. Prior Quarter
Ben Liquidity	$10,849	$10,644	$12,007	1.9%
Ben Custody	5,382	5,573	6,576	(3.4)%
Corporate & Other	11	89	(734)	(87.6)%
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$16,242	$16,306	$17,849	(0.4)%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023	Change % vs. Prior Quarter
Ben Liquidity	$(509)	$(29,408)	$(9,557)	98.3%
Ben Custody	4,416	3,997	5,308	10.5%
Corporate & Other	(8,459)	(11,133)	(16,780)	24.0%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$(4,552)	$(36,544)	$(21,029)	87.5%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) to Ben Common Shareholders ($ in thousands)	Fiscal 1Q25 June 30, 2024	Fiscal 4Q24 March 31, 2024	Fiscal 1Q24 June 30, 2023
Ben Liquidity	$(514)	$(29,443)	$(903,026)
Ben Custody	1,287	(49,971)	(189,997)
Corporate & Other	44,091	(115,637)	(49,081)
Less: Income tax expense (allocable to Ben and BCH equity holders)	(28)	(46)	—
Less: Net loss attributable to noncontrolling interests - Ben	7,187	133,172	30,686
Less: Noncontrolling interest guaranteed payment	(4,356)	(4,292)	(4,105)
Net income (loss) attributable to Ben's common shareholders	$47,667	$(66,217)	$(1,115,523)

Earnings Webcast
Beneficient will host a webcast and conference call to review its first quarter financial results today, August 14, 2024, at 4:30 pm Eastern Daylight time. The webcast will be available via live webcast from the Investor Relations section of the Company’s website at https://shareholders.trustben.com under Events.
Replay
The webcast will be archived on the Company’s website in the investor relations section for replay for at least one year.
About Beneficent
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to profoundly innovate the global alternative asset investment market by disrupting what we consider outdated, inefficient, cost prohibitive and time-consuming processes to access early liquidity and for capital formation and investment flows in our market. We provide traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, financing of anchor commitments and value-added services for their funds − with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com

Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, expansion of our Preferred Liquidity Provider Program, the ability of MAPS to facilitate transactions, our ability to close transactions, the timeline for closing transactions, diversification of our loan portfolio and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate GP Primary and other liquidity transactions on terms desirable for the Company, or at all, we expect to need certain stockholder approval to increase our authorized shares to effect liquidity transactions and our ExchangeTrust Product Plan, we may not prevail in ongoing litigation, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,
(Dollars in thousands, except per share amounts)	2024	2023
Revenues
Investment income, net	$11,028	$500
Loss on financial instruments, net (related party of $(365) and $(3,566), respectively)	(1,183)	(3,461)
Interest and dividend income	12	116
Trust services and administration revenues (related party of $8 and $8, respectively)	189	102
Total revenues	10,046	(2,743)

Operating expenses
Employee compensation and benefits	3,850	35,823
Interest expense (related party of $3,054 and $732, respectively)	4,288	3,784
Professional services	5,544	10,373
Provision for credit losses	524	—
Loss on impairment of goodwill	3,394	1,096,305
Release of loss contingency related to arbitration award	(54,973)	—
Other expenses (related party of $694 and $2,116, respectively)	3,081	6,942
Total operating expenses	(34,292)	1,153,227
Operating income (loss) before income taxes	44,338	(1,155,970)
Income tax expense (benefit)	28	—
Net income (loss)	44,310	(1,155,970)
Less: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	526	13,866
Less: Net loss attributable to noncontrolling interests - Ben	7,187	30,686
Less: Noncontrolling interest guaranteed payment	(4,356)	(4,105)
Net income (loss) attributable to Beneficient common shareholders	$47,667	$(1,115,523)
Other comprehensive income (loss):
Unrealized gain (loss) on investments in available-for-sale debt securities	(21)	4,290
Total comprehensive income (loss)	47,646	(1,111,233)
Less: comprehensive gain (loss) attributable to noncontrolling interests	(21)	4,290
Total comprehensive income (loss) attributable to Beneficient	$47,667	$(1,115,523)

Net income (loss) per common share - basic and diluted
Class A	$12.11	$(440.25)
Class B	$12.11	$(426.61)

Net income (loss) per common share
Class A - diluted	$0.17	$(440.25)
Class B - diluted	$0.17	$(426.61)

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2024	March 31, 2024
(Dollars and shares in thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$4,399	$7,913
Restricted cash	314	64
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of $194 and $552)	331,367	329,113
Investments held by Ben (related party of nil and $6)	—	6
Other assets, net	11,912	14,699
Intangible assets	3,100	3,100
Goodwill	10,212	13,606
Total assets	$361,304	$368,501
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Accounts payable and accrued expenses (related party of $13,635 and $14,143)	$103,012	$157,157
Other liabilities (related party of $11,833 and $9,740)	34,796	31,727
Warrant liability	180	178
Customer ExAlt Trusts loan payable, net	—	—
Debt due to related party, net	120,554	120,505
Total liabilities	258,542	309,567
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Unit Accounts, nonunitized	251,052	251,052
Total temporary equity	251,052	251,052
Shareholder’s equity:
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A Preferred stock, 0 and 0 shares issued and outstanding as of June 30, 2024 and March 31, 2024	—	—
Series B Preferred stock, 227 and 227 shares issued and outstanding as of June 30, 2024 and March 31, 2024	—	—
Class A common stock, par value $0.001 per share, 18,750 shares authorized, 4,006 and 3,348 shares issued as of June 30, 2024 and March 31, 2024, respectively, and 4,000 and 3,339 shares outstanding as of June 30, 2024 and March 31, 2024, respectively	4	3
Class B convertible common stock, par value $0.001 per share, 250 shares authorized, 239 and 239 shares issued and outstanding as of June 30, 2024 and March 31, 2024	—	—
Additional paid-in capital	1,852,187	1,848,068
Accumulated deficit	(2,011,547)	(2,059,214)
Stock receivable	(20,038)	(20,038)
Treasury stock, at cost (9 shares as of June 30, 2024 and March 31, 2024)	(3,444)	(3,444)
Accumulated other comprehensive income	255	276
Noncontrolling interests	34,293	42,231
Total equity	(148,290)	(192,118)
Total liabilities, temporary equity, and equity	$361,304	$368,501

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended June 30, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$10,849	$5,382	$9,853	$4	$(16,042)	$10,046
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	358	7	—	365
Adjusted revenues	$10,849	$5,382	$10,211	$11	$(16,042)	$10,411

Operating income (loss)	$(514)	$1,287	$(29,629)	$44,091	$29,103	$44,338
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	358	7	—	365
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	5	—	—	—	(5)	—
Provision for credit losses related to receivables from related party and formative transaction note receivables	—	—	—	—	—	—
Goodwill impairment	—	3,129	—	265	—	3,394
Release of loss contingency related to arbitration award	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	994	—	994
Legal and professional fees(1)	—	—	—	1,157	—	1,157
Adjusted operating income (loss)	$(509)	$4,416	$(29,271)	$(8,459)	$29,098	$(4,725)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

(in thousands)	Three Months Ended March 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$10,644	$5,573	$(43,205)	$56	$(16,025)	$(42,957)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	3,207	33	—	3,240
Adjusted revenues	$10,644	$5,573	$(39,998)	$89	$(16,025)	$(39,717)

Operating income (loss)	$(29,443)	$(49,971)	$(82,014)	$(115,637)	$82,204	$(194,861)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	3,207	33	—	3,240
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	35	25,252	—	—	(25,287)	—
Provision for credit losses related to receivables from related party and formative transaction note receivables	—	—	—	5,515	—	5,515
Goodwill impairment	—	28,716	—	39,392	—	68,108
Loss on arbitration	—	—	—	54,973	—	54,973
Share-based compensation expense	—	—	—	1,573	—	1,573
Legal and professional fees (1)	—	—	—	3,018	—	3,018
Adjusted operating income (loss)	$(29,408)	$3,997	$(78,807)	$(11,133)	$56,917	$(58,434)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

(in thousands)	Three Months Ended June 30, 2023
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$12,007	$6,576	$(1,295)	$(1,456)	$(18,575)	$(2,743)
Mark to market adjustment on equity security of related party	—	—	2,844	722	—	3,566
Adjusted revenues	$12,007	$6,576	$1,549	$(734)	$(18,575)	$823

Operating income (loss)	$(903,026)	$(189,997)	$(38,410)	$(49,081)	$24,544	$(1,155,970)
Mark to market adjustment on equity security of related party	—	—	2,844	722	—	3,566
Intersegment reversal of provision for credit losses on collateral comprised of related party equity securities	(7,531)	—	—	—	7,531	—
Provision for credit losses related to receivables from related party and formative transaction note receivables	—	—	—	—	—	—
Loss on arbitration	—	—	—	—	—	—
Goodwill impairment	901,000	195,305	—	—	—	1,096,305
Share-based compensation expense	—	—	—	27,001	—	27,001
Legal and professional fees(1)	—	—	—	4,578	—	4,578
Adjusted operating income (loss)	$(9,557)	$5,308	$(35,566)	$(16,780)	$32,075	$(24,520)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations and employee matters.

Operating Expenses Non GAAP Reconciliation	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Operating expenses	$(34,292)	$1,153,227
Plus: Release of loss contingency related to arbitration award	54,973
Less: Goodwill impairment	(3,394)	(1,096,305)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award	$17,287	$56,922

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. These non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, Beneficient Company Holdings, L.P.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, a defunct product offering, and certain employee matters, including fees & loss contingency accruals (releases) incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, Beneficient Company Holdings, L.P.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.